QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2
(Form S-8)

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Grove Investors, Inc. 2001 Stock Incentive Plan of The Manitowoc Company, Inc. of our report dated April 19, 2001, with respect to the consolidated financial statements of Potain Group S.A. included in The Manitowoc Company, Inc.'s Current Report on Form 8-K dated May 9, 2001, filed with the Securities and Exchange Commission.

Ernst & Young Audit
/s/
Represented by Daniel Mary-Dauphin
September 13, 2002 Lyon, France

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS